As filed with the U.S. Securities and Exchange Commission on November 22, 2021

Registration No. 333-229926

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GTY Technology Holdings Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	83-2860149
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Boylston Street, 16th Floor
Boston, MA 02199
(877) 465-3200

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

TJ Parass
Chief Executive Officer
800 Boylston Street, 16th Floor
Boston, MA 02199
(877) 465-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Brian Boonstra

Davis, Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

(303) 892-7348

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per security		Proposed maximum aggregate offering price		Amount of registration fee
Primary Offering:
Common stock, $0.0001 par value per share	—	—		$27,000,000.00	(2)	$3,272.40
Common stock, $0.0001 par value per share, underlying Warrants	27,093,334	$11.50	(3)	$311,573,341.00		$37,762.69
Secondary Offering:
Common stock, $0.0001 par value per share	46,544,667	$9.62	(4)	$447,759,696.54		$54,268.48
Warrants to purchase common stock	8,693,334	$0.87	(5)	—	(6)	—	(6)
Total				$786,333,037.54		$95,303.57	(7)

(1)	In the event of a stock split, stock dividend or other similar transaction involving the registrant’s common stock, in order to prevent dilution, the number of shares of common stock registered hereby shall be automatically increased to cover the additional common shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”). Of the 46,544,667 shares of common stock that were previously registered in connection with the secondary offering contemplated by the selling securityholders resale and warrant exercise prospectus that forms a part of this registration statement and for which the registration fee was previously paid, 48,820 shares of common stock are being deregistered and the list of selling securityholders otherwise is being updated pursuant to this post-effective amendment.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(i) under the Securities Act. The price per share is based upon the exercise price per warrant of $11.50 per share.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on May 17, 2019, as reported on The Nasdaq Capital Market.
(5)	Estimated in accordance with Rule 457(c) under the Securities Act. The price per share is based on the average of the high and low prices of the registrant’s warrants on May 17, 2019, as reported on The Nasdaq Capital Market.
(6)	No separate fee due in accordance with Rule 457(i).
(7)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On May 21, 2019, the registration statement on Form S-3 (File No. 333-229926) of GTY Technology Holdings Inc. (the “Company”) was amended by filing Amendment No. 1 to Form S-3 on Form S-1 and then further amended by Amendment No. 2 to Form S-3 on Form S-1 (“Amendment No. 2”) on May 28, 2019. The registration statement was declared effective on the same date. The registration statement contained two forms of prospectus: (i) a public offering prospectus, pursuant to which a total of 3,500,000 shares of common stock, par value $0.0001 per share, of the Company was offered in connection with a prospectus supplement dated June 6, 2019, and (ii) a selling securityholders resale and warrant exercise prospectus relating to (A) the issuance of up to 27,093,334 shares of common stock upon the exercise of certain outstanding warrants and (B) the resale or distribution by the selling securityholders named therein or their permitted transferees of up to 46,544,667 shares of common stock of the Company and 8,693,334 warrants to purchase up to 8,693,334 shares of common stock of the Company.

This Post-Effective Amendment No. 1 to Form S-3 is being filed by the Company (i) to update the disclosures contained in the selling securityholders resale and warrant exercise prospectus (including incorporating by reference documents filed since the last prospectus supplement to such prospectus was filed on April 1, 2020); (ii) to include disclosure regarding the forward incorporation by reference of certain documents filed by the Company after the effective date of this post-effective amendment; and (iii) to deregister the resale or distribution by a certain selling securityholder (Omaya Ismail) of 48,820 shares of common stock of the Company issued in a private placement in connection with the aforementioned business combination, as the individual was erroneously identified as a selling securityholder in Amendment No. 2 filed on May 28, 2019, and otherwise update the list of selling securityholders. This post-effective amendment contains an updated selling securityholders resale and warrant exercise prospectus relating to the issuance of up to 27,093,334 shares of common stock upon the exercise of certain outstanding warrants and the resale or distribution by the selling securityholders named therein or their permitted transferees of up to 37,007,567 shares of common stock of the Company and 8,693,334 warrants to purchase up to 8,693,334 shares of common stock of the Company. All filing fees payable in connection with the registration of these securities were previously paid by the Company in connection with the filing of Amendment No. 2 on May 28, 2019. No change is made hereby to the public offering prospectus previously included in the registration statement.

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The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November 22, 2021

PRELIMINARY PROSPECTUS

GTY Technology Holdings Inc.

Primary Offering of

27,093,334 Shares of Common Stock

Secondary Offering of

37,007,567 Shares of Common Stock

and

8,693,334 Warrants to Purchase Common Stock

This prospectus relates to the issuance by us of up to 18,400,000 shares of our common stock, par value $0.0001 per share, upon the exercise of warrants originally sold as part of the units in our initial public offering, which we refer to as the public warrants, and up to 8,693,334 shares of our common stock upon the exercise of warrants initially issued to GTY Investors, LLC, which we refer to as the Sponsor, in a private placement that closed concurrently with our initial public offering, which we refer to as the private placement warrants. Each warrant entitles the holder thereof to purchase upon exercise one share of our common stock for $11.50 per share.

This prospectus also relates to the resale or distribution from time to time by the selling securityholders named in this prospectus or their permitted transferees of up to 37,007,567 shares of our common stock and 8,693,334 warrants to purchase up to 8,693,334 shares of our common stock, consisting of:

•	up to 6,478,671 shares of our common stock, which we refer to as the BC shares, issued in private placements in connection with, and as part of the consideration for, our business combination with CityBase, Open Counter, eCivis, Bonfire, Questica and Sherpa, each as defined herein, which we consummated on February 19, 2019 and which we refer to as the business combination;

•	up to 1,757,689 shares of our common stock issuable upon the exchange of shares of 1176363 B.C. Ltd., our wholly-owned subsidiary which we refer to as Bonfire Exchangeco, which were issued in private placements to Bonfire’s equity holders in connection with and as part of the consideration for our business combination;

•	up to 4,067,952 shares of our common stock issuable or issued upon the exchange of shares of 1176368 B.C. Ltd., our wholly-owned subsidiary which we refer to as Questica Exchangeco, which were issued in private placements to Questica’s equity holders in connection with and as part of the consideration for our business combination;

•	up to 3,167,037 shares of our common stock, which we refer to as the PIPE shares, issued in private placements immediately prior to the closing of the business combination pursuant to subscription agreements entered into from January 9, 2019 through February 12, 2019;

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•	up to 12,842,884 shares of our common stock, which we refer to as the founder shares, initially issued in a private placement to the Sponsor prior to our initial public offering;

•	up to 8,693,334 private placement warrants; and

•	up to 8,693,334 shares of our common stock issuable upon the exercise of the private placement warrants.

The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of our common stock or warrants, but we will receive the proceeds from the exercise of the private placement warrants and the public warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our common stock or warrants. See “Plan of Distribution” beginning on page 13 of this prospectus.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements.

Our common stock is traded on The Nasdaq Capital Market under the symbol “GTYH.” Our public warrants are quoted on the over-the-counter markets operated by OTC Markets Group under the symbol “GTYHW” and, after resale, the private placement warrants will also trade under the same ticker symbol as the public warrants. On November 19, 2021, the last reported sale price of our common stock was $7.45 per share and the last reported sale price of our warrants was $0.85 per warrant.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell up to an aggregate of 37,007,567 shares of common stock and 8,693,334 private placement warrants described in this prospectus in one or more offerings, in each case from time to time as described in the section entitled “Plan of Distribution.” This prospectus also relates to the issuance by us of up to 27,093,334 shares of common stock that are issuable upon the exercise of certain outstanding warrants.

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the SEC. Neither we nor the selling securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the selling securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

The industry and market data contained or incorporated by reference in this prospectus, including information regarding our general expectations and market opportunity are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus, and estimates and beliefs based on such data, may not be reliable.

Unless the context indicates otherwise, the terms “GTY,” the “Company,” “we,” “us” and “our” refer to GTY Technology Holdings Inc., a Massachusetts corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 7A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus include, but are not limited to, statements relating to:

•	the benefits of the business combination;

•	the future financial performance of the Company, including our revenues, cost of revenue, gross profit, operating expenses, ability to generate positive cash flow and ability to achieve profitability;

•	the sufficiency of our cash to meet our liquidity needs;

•	changes in the market for our products; and

•	our expansion plans and opportunities.

You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	public health crises, epidemics, and pandemics such as the COVID-19 pandemic;

•	the extent of the impact of the COVID-19 pandemic, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, the impact on our employees, and the extent of the impact of the COVID-19 pandemic on overall demand for the Company’s cloud-based suite of solutions and related products and services;

•	local, regional, national, and international economic conditions that have deteriorated as a result of the COVID-19 pandemic including the lack of funding for state and local governments, the risks of a global recession or a recession in one or more of our key markets, and the impact they may have on us and our customers and our assessment of that impact;

•	the risk that the ongoing integration of the businesses acquired in the business combination may disrupt current plans and operations;

•	the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the business combination;

•	changes in applicable laws or regulations;

•	the risk that we are unable to generate sufficient cash flow from our business to make payments on our debt;

•	the ability to raise or borrow additional funds on acceptable terms;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties described in this prospectus under “Risk Factors” or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that we “believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

FREQUENTLY USED TERMS

In this document:

•	“BC shares” means the up to 11,798,769 shares of our common stock issued in private placements in connection with and as part of the consideration for our business combination.

•	“Bonfire” means Bonfire Interactive Ltd.

•	“Bonfire Exchangeco” means 1176363 B.C. Ltd.

•	“business combination” means our business combination with CityBase, Open Counter, eCivis, Bonfire, Questica and Sherpa which was consummated on February 19, 2019.

•	“charter” means our amended articles of organization, as they may be amended and/or restated from time to time.

•	“CityBase” means CityBase, Inc.

•	“eCivis” means eCivis Inc.

•	“exchangeable shares” means the shares of Questica Exchangeco and Bonfire Exchangeco which were issued in private placements to Questica’s and Bonfire’s equity holders, respectively, in connection with and as part of the consideration for our business combination.

•	“founder shares” means the up to 13,559,356 shares of our common stock initially issued in a private placement to the Sponsor prior to our initial public offering.

•	“MBCA” means the Massachusetts Business Corporation Act.

•	“Open Counter” means Open Counter Enterprises Inc.

•	“PIPE shares” means the up to 6,082,646 shares of our common stock issued in private placements immediately prior to the closing of the business combination pursuant to subscription agreements entered into from January 9, 2019 through February 12, 2019.

•	“private placement warrants” means the up to 8,693,334 warrants to purchase shares of our common stock initially issued to the Sponsor in a private placement that closed concurrently with our initial public offering.

•	“public warrants” means the up to 18,400,000 warrants that were previously issued and registered in our initial public offering.

•	“Questica” means Questica Inc. and Questica USCDN Inc., Canadian companies, and Questica Ltd., a U.S. subsidiary.

•	“Questica Exchangeco” means 1176368 B.C. Ltd., a company incorporated under the Business Corporations Act (British Columbia).

•	“Sherpa” means Sherpa Government Solutions LLC.

•	“Sponsor” means GTY Investors, LLC.

•	“warrants” means the private placement warrants and the public warrants.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the risks and uncertainties discussed under the heading “Risk Factors” beginning on page 8 of this prospectus and the information incorporated by reference in this prospectus, including our consolidated financial statements.

General

GTY is a software-as-a-service (“SaaS”) company that offers a cloud-based suite of solutions for the public sector in North America. GTY brings government technology companies together to achieve a new standard in citizen engagement and resource management. GTY solutions provide public sector organizations with the ability to communicate, engage, interact, conduct business, and transact with their constituents in procurement, payments, grants management, budgeting, and permitting.

GTY operates through six subsidiaries: Bonfire provides strategic sourcing and procurement SaaS to enable confident and compliant spending decisions; CityBase provides government payment solutions to connect constituents with utilities and government agencies; eCivis® offers a grants management system to maximize grant revenues and track performance; Open Counter provides government permitting SaaS to guide applicants through complex permitting and licensing procedures; Questica® offers budget preparation and management SaaS and software to deliver on financial and non-financial strategic objectives; Sherpa provides public-sector budgeting SaaS, software and consulting services.

We were initially formed as a blank check company incorporated on August 11, 2016 as a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Until the consummation of the business combination in 2019, we neither engaged in any operations nor generated any revenue.

Bonfire

Bonfire was incorporated on March 5, 2012 under the laws of the Province of Ontario. Its wholly-owned subsidiary, Bonfire Interactive US Ltd., was incorporated in the United States on January 8, 2018 and dissolved as authorized on March 16, 2020 . Bonfire is a provider of strategic sourcing and procurement SaaS, serving customers in government, the broader public sector, and various highly-regulated commercial vertical markets.

Bonfire offers customers and their sourcing professionals a modern SaaS application that helps find, engage, evaluate, negotiate and award vendor and supplier contracts. Bonfire delivers workflow automation, data collection and analysis, and collaboration to drive cost savings, compliance, and strategic outcomes. All of Bonfire’s applications are delivered as a SaaS offering, and Bonfire offers implementation and premium support services.

CityBase

Headquartered in Chicago, Illinois, CityBase was formed in Delaware on June 9, 2014 as a limited liability company and, on July 21, 2016 was converted into a Delaware corporation. CityBase provides dynamic content, digital services, and integrated payments via a SaaS platform that includes functionality accessible via web and mobile, kiosk, point-of-sale, and other channels. CityBase SaaS integrates its platform to underlying systems of record, billing, and other source systems, and configures payments and digital services to meet the requirements of its customers. Its customers include government agencies and utility companies.

eCivis

eCivis, a Delaware corporation headquartered in the Los Angeles, California area, is a leading SaaS provider of grants management and indirect cost reimbursement solutions that enable its customers to standardize and streamline complex grant processes in a fully integrated platform. The eCivis platform consists of four core cloud- based products including grants research, grants management, sub-recipient management, and cost allocation and recovery. To assist its customers in the implementation of its cloud-based products, eCivis offers one-time implementation services, including data integration, grants migration and change management. Additionally, eCivis provides ongoing grants management training, cost allocation plan consulting and cost recovery services.

Open Counter

Open Counter, a Delaware corporation headquartered in Boston, Massachusetts, is a developer and provider of SaaS tools for cities to streamline permitting and licensing services for municipal governments. Open Counter provides customers with SaaS through a hosted platform and also provides professional services related to SaaS implementation.

Questica

Questica offers budgeting SaaS, performance management, and transparency and data visualization solutions throughout North America. Questica was founded by TJ Parass in Ontario, Canada in 1998. Questica uses its 20 years of experience to provide public sector organizations with access to a complete budgeting, performance, transparency and citizen engagement toolkit to better enable data-driven budgeting and decision-making, while increasing data accuracy, saving time and improving stakeholder trust. Questica’s solutions are sold to 807 customers as of December 31, 2020, which include state and local governments and public sector organizations such as healthcare, education and not-for-profit organizations.

Sherpa

Sherpa is a Colorado limited liability company headquartered in Denver, Colorado, established in 2004. Sherpa is a leading provider of public sector budgeting SaaS, perpetual license software and consulting services that help state and local governments create and manage budgets and performance. Customers purchase Sherpa SaaS or perpetual license software and engage Sherpa consulting services to configure the software and train customers. Following the implementation, customers continue to use the software while paying maintenance or subscription fees.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business.

Corporate Information

We are a Massachusetts corporation with principal executive offices located at 800 Boylston Street, 16th Floor, Boston, MA 02199, and our telephone number is (877) 465-3200. Our corporate website address is www.gtytechnology.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

On February 19, 2019, we consummated our initial business combination, pursuant to which we acquired each of Bonfire, CityBase, eCivis, Open Counter, Questica, and Sherpa (such acquisitions are collectively referred to as the “business combination”). In connection with the closing of the business combination, we became the parent company of and successor issuer by operation of Rule 12g-3(a) promulgated under the Exchange Act to our predecessor entity, GTY Technology Holdings Inc., which was incorporated as a Cayman Islands exempted company in August 2016 as a blank check company, and changed our name from GTY Govtech, Inc. to GTY Technology Holdings Inc.

Our common stock is traded on The Nasdaq Capital Market under the symbol “GTYH.” Our public warrants are quoted on the over-the-counter markets operated by OTC Markets Group under the symbol “GTYHW” and, after resale, the private placement warrants will also trade under the same ticker symbol as the public warrants.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

THE OFFERING

Securities offered by the selling securityholders	This prospectus relates to the issuance by us of up to 18,400,000 shares of our common stock upon the exercise of public warrants and up to 8,693,334 shares of our common stock upon exercise of private placement warrants.
This prospectus also relates to the resale or distribution from time to time by the selling securityholders named in this prospectus or their permitted transferees of up to 37,007,567 shares of our common stock and 8,693,334 warrants to purchase up to 8,693,334 shares of our common stock, consisting of:
	•	up to 6,478,671 BC shares;
	•	up to 1,757,689 shares issuable upon the exchange of the Bonfire Exchangeco exchangeable shares;
	•	up to 4,067,952 shares issuable upon the exchange of the Questica Exchangeco exchangeable shares;
	•	up to 3,167,037 PIPE shares;
	•	up to 12,842,884 founder shares;
	•	up to 8,693,334 private placement warrants; and
	•	up to 8,693,334 shares of our common stock issuable upon exercise of the private placement warrants.
Terms of the offering	The selling securityholders will determine when and how they will dispose of the shares of our common stock and warrants registered under this prospectus for resale.
Shares outstanding prior to the offering	As of November 22, 2021, we had 57,571,046 shares of our common stock issued and outstanding.
Shares outstanding after the offering	63,171,687 shares of our common stock (assuming the exercise for cash of warrants to purchase 27,093,334 shares of our common stock).
Use of proceeds	We will not receive any of the proceeds from the sale of the warrants or shares of our common stock by the selling securityholders. Each warrant entitles the holder thereof to purchase upon exercise one share of our common stock for $11.50 per share. We would receive $311,576,341 in proceeds assuming the exercise of all of the warrants for cash. The private placement warrants may be exercised on a “cashless basis” so long as they are held by their initial purchasers or their permitted transferees. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities, the repayment of indebtedness, capital expenditures and working capital.
Ticker symbols	Our common stock is traded on The Nasdaq Capital Market under the symbol “GTYH.” Our public warrants are quoted on the over-the-counter markets operated by OTC Markets Group under the symbol “GTYHW” and, after resale, the private placement warrants will also trade under the same ticker symbol as the public warrants.

For additional information concerning the offering, see “Plan of Distribution” beginning on page 13.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus and the information incorporated by reference herein, including any risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and quarterly and other reports filed with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose part or all of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Relating to this Offering

The issuance of shares of our common stock issuable upon exercise of our warrants may dilute the ownership interest of existing stockholders or may otherwise depress the price of our common stock.

To the extent we deliver shares of our common stock upon exercises of our warrants, the issuance of such shares will dilute the ownership interests of existing stockholders. Any sales in the public market of such shares could adversely affect prevailing market prices of our common stock.

Resales of our common stock or warrants in the public market may cause the trading prices to fall.

Resales of a substantial number of shares of our common stock or our warrants could depress the trading price of our common stock or warrants. The resale of our common stock or warrants by the selling securityholders could reduce the trading price of the stock or warrants and could result in resales of our common stock or warrants by our other current securityholders. If our securityholders sell substantial amounts of our common stock or warrants in the public market following the secondary offering contemplated by this prospectus, the trading price of our common stock or warrants could fall.

USE OF PROCEEDS

All the securities offered in this prospectus are being sold by the selling securityholders. We will not receive any of the proceeds from the sale of the warrants or shares of our common stock by the selling securityholders. Each warrant entitles the holder thereof to purchase upon exercise one share of our common stock for $11.50 per share. We would receive $311,576,341 in proceeds assuming the exercise of all of the warrants for cash. The private placement warrants may be exercised on a “cashless basis” so long as they are held by their initial purchasers or their permitted transferees. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities, the repayment of indebtedness, capital expenditures and working capital. Our management will have broad discretion over the use of proceeds from the exercise of the warrants. There is no assurance that the holders of the private placement warrants will elect to exercise any or all of the private placement warrants. To the extent that the private placement warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of such warrants will decrease.

SELLING SECURITYHOLDERS

This prospectus relates to the issuance by us of up to 18,400,000 shares of our common stock upon the exercise of public warrants and up to 8,693,334 shares of our common stock upon the exercise of private placement warrants. Each warrant entitles the holder thereof to purchase upon exercise one share of our common stock for $11.50 per share.

This prospectus also relates to the resale or distribution from time to time by selling securityholders named in this prospectus or their permitted transferees of up to 37,007,567 shares of our common stock and 8,693,334 warrants to purchase up to 8,693,334 shares of our common stock, consisting of:

•	up to 6,478,671 BC shares;

•	up to 1,757,689 exchangeable shares issuable upon the exchange of the Bonfire Exchangeco exchangeable shares;

•	up to 4,067,952 shares issuable upon the exchange of the Questica Exchangeco exchangeable shares;

•	up to 3,167,037 PIPE shares;

•	up to 12,842,884 founder shares;

•	up to 8,693,334 private placement warrants; and

•	up to 8,693,334 shares of our common stock issuable upon the exercise of the private placement warrants.

The term “selling securityholders” includes the securityholders listed in the table below and their permitted transferees.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock and warrants of each selling securityholder, the number of shares of our common stock and number of warrants that may be sold by each selling securityholder under this prospectus and that each selling securityholder will beneficially own after this offering.

Because each selling securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the selling securityholders and further assumed that the selling securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may after the date on which the information in the table is presented sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act and of which we have no knowledge.

We may amend or supplement this prospectus from time to time in the future to update or change this selling securityholders list and the securities that may be resold based on information known to us.

Please see the section titled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.

	Shares of Common Stock Beneficially Owned (1)		Warrants Beneficially	Shares of Common Stock Registered	Warrants Registered	Shares of Common Stock Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby (1)		Warrants Owned After Sale of All Warrants Offered
	Shares	Percentage	Owned	Hereby	Hereby	Shares	Percentage	Hereby
Holders of BC shares:
Wilmington Trust, N.A. for the benefit of eCivis	5,423	*	—	5,423	—	—	—	—
David Farrell	352,723	*	—	352,723	—	—	—	—
Sequoia Trust	1,749,461	3.0%	—	2,040,051	—	—	—	—
Kirk Fernandez	496,316	*	—	446,684	—	—	—	—
William Ferguson	188,284	*	—	188,284	—	—	—	—
Joe Raeder	19,850	*	—	19,850	—	—	—	—
Graham Forman	11,933	*	—	11,933	—	—	—	—
James Ha	124,046	*	—	124,046	—	—	—	—

Jo Hopper	4,414	*	—	4,414	—	—	—	—

	Shares of Common Stock Beneficially Owned (1)		Warrants Beneficially	Shares of Common Stock Registered	Warrants Registered	Shares of Common Stock Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby (1)		Warrants Owned After Sale of All Warrants Offered
	Shares	Percentage	Owned	Hereby	Hereby	Shares	Percentage	Hereby
Stephen B. Hopper	2,196	*	—	2,196	—	—	—	—
Laura S. Wassmer	1,433	*	—	1,433	—	—	—	—
Bill Hanka	287	*	—	287	—	—	—	—
John Tust	119	*	—	119	—	—	—	—
Joel Y. Mahoney	762,772	1.3%	—	822,772	—	—	—	—
500 Startups IV, L.P.	5,017	*	—	5,017	—	—	—	—
Anna B. Wolf Trust dtd 12-18-00	6,448	*	—	6,448	—	—	—	—
Black Point Ventures, LLC	36,231	*	—	36,231	—	—	—	—
Bruce Johnson	4,540	*	—	4,540	—	—	—	—
BW Financial Services LLC	3,376	*	—	3,376	—	—	—	—
CIBC Bank USA	726	*	—	726	—	—	—	—
Conroy Investments, LLC	2,683	*	—	2,683	—	—	—	—
Diamond Consolidated, LP	28,799	*	—	28,799	—	—	—	—
Dugan H. Schwalm 1999 Trust	132	*	—	132	—	—	—	—
Dugan Schwalm	7,753	*	—	28,358	—	—	—	—
East Side West Side Investements, LLC	15,098	*	—	15,098	—	—	—	—
Exron Capital, Inc.	80,550	*	—	80,550	—	—	—	—
Fawn Capital Partners, LLC	5,744	*	—	5,744	—	—	—	—
James M. Wolf 2001 Trust	6,448	*	—	6,448	—	—	—	—
J-H Taylor 2018 Family Trust	21,322	*	—	21,322	—	—	—	—
John S. and James L. Knight Foundation, Inc.	20,047	*	—	20,047	—	—	—	—
Joseph Duffy	25,557	*	—	25,557	—	—	—	—
Kenneth R. Reeves II	4,646	*	—	4,646	—	—	—	—
Kevin Leahy	4,838	*	—	4,838	—	—	—	—
Leslie Jeanne Canfield	5,202	*	—	5,202	—	—	—	—
Liz Fischer	28,170	*	—	28,170	—	—	—	—
Mark Timmerman	12,771	*	—	12,771	—	—	—	—
Matt Speiser	7,150			7,150
Matthew Novak	43,510	*	—	43,510	—	—	—	—
Matthew T. Gleitsman 2012 Revocable Trust	7,150	*	—	7,150	—	—	—	—
Michael Duffy	652,679	1.1%	—	339,210	—	—	—	—
Michael Feingold	4,949	*	—	4,979	—	—	—	—
Michael H. Moskow Trust	15,207	*	—	15,207	—	—	—	—
Michael Moskow	27,433	*	—	24,433	—	—	—	—
Muinzer Ventures, LLC	7,106	*	—	7,106	—	—	—	—
Richard L. and Mary K. Marcheschi	3,536	*	—	3,536	—	—	—	—
Robert A. Stein Living Trust	4,646	*	—	4,646	—	—	—	—
Robert Fix	15,756	*	—	15,756	—	—	—	—
Ron Loynds	10,392	*	—	10,392	—	—	—	—
Sami Kamhawi	3,841	*	—	3,841	—	—	—	—
Terry Diamond Trust	19,249	*	—	19,249	—	—	—	—
The Mark and Betsy Carroll Family Revocable Trust	14,165	*	—	14,165	—	—	—	—
Thomas H. Schwalm Family Trust	2,697	*	—	2,697	—	—	—	—
Timothy M. Murray	10,789	*	—	10,789	—	—	—	—
Tom Staunton	7,075	*	—	7,075	—	—	—	—
WHH Investment Trust, LLC	2,979	*	—	2,979	—	—	—	—
William E Wolf Revocable Trust dtd 12/22/00	6,624	*	—	6,624	—	—	—	—
William H. Honaker	4,417	*	—	4,417	—	—	—	—
Windermere Holdings, LLC	3,508	*	—	3,508	—	—	—	—
Brandon Noad	25,236	*	—	25,236	—	—	—	—
Battery Ventures XI-A, L.P.	974,644	1.7%	—	974,644	—	—	—	—
Battery Ventures XI-B, L.P.	257,573	*	—	257,573	—	—	—	—
Battery Investment Partners XI, LLC	22,585	*	—	22,585	—	—	—	—

	Shares of Common Stock Beneficially Owned (1)			Warrants Beneficially	Shares of Common Stock Registered		Warrants Registered	Shares of Common Stock Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby (1)		Warrants Owned After Sale of All Warrants Offered
	Shares		Percentage	Owned	Hereby		Hereby	Shares	Percentage	Hereby
Cendana Investments LP	13,070		*	—	13,070		—	—	—	—
GX Limited	9,506		*	—	9,506		—	—	—	—
YCVC Fund I, L.P.	28,999		*	—	28,999		—	—	—	—
Crosslink Ventures VII, L.P.	9,606		*	—	9,606		—	—	—	—
Crosslink Ventures VII-B, L.P.	4,116		*	—	4,116		—	—	—	—
Wefunder Portfolio LLC, WeFunds Orange Fund II	17,943		*	—	17,943		—	—	—	—
Nathaniel Justin Kan Revocable Trust	17,943		*	—	17,943		—	—	—	—
Crosslink Bayview VII, LLC	1,017		*	—	1,017		—	—	—	—
Chad Byers	3,588		*	—	3,588		—	—	—	—
Timothy Good Abbott	3,588		*	—	3,588		—	—	—	—
Patrick Eggen	3,588		*	—	3,588		—	—	—	—
Y-Combinator Investments, LLC Series W15	152,934		*	—	152,934		—	—	—	—
Silicon Valley Bank	871		*	—	5,568		—	—	—	—
Holders of Bonfire Exchangeco exchangeable shares:
Corry Flatt	1,050,975		1.8%	—	882,651		—	—	—	—
The Corry Flatt Family Trust 2013	168,324		*	—	168,324		—	—	—	—
Alexander Millar	311,399		*	—	311,399		—	—	—	—
Andrew Wilgar	112,606		*	—	112,606		—	—	—	—
Omar Salaymeh	97,025		*	—	84,161		—	—	—	—
Robert Millar	2,427		*	—	2,427		—	—	—	—
iNovia Investment Fund III, L.P.	1,213		*	—	1,213		—	—	—	—
Matthew Rendall	7,177		*	—	7,177		—	—	—	—
Ryan Gariepy	7,177		*	—	7,177		—	—	—	—
Bryan Webb	971		*	—	971		—	—	—	—
MHM Holdings Inc.	27,870		*	—	27,870		—	—	—	—
AccuKwik Fulfillment Services Inc.	121,371		*	—	121,371		—	—	—	—
David J. Litwiller	30,342		*	—	30,342		—	—	—	—
Holders of Questica Exchangeco exchangeable shares:
SHOCKT Inc.	2,459,489.21		4.3%	—	2,459,489		—	—	—	—
Allan Booth	307,436.12		*	—	307,436		—	—	—	—
Dennis Parass	691,731.27		*	—	691,731		—	—	—	—
Fernbook Homes (Hi-Tech) Limited	384,295.15		*	—	384,295		—	—	—	—
Holders of our common stock resulting from exchanges of Questica Exchangeco exchangeable shares:
Ross Soft Inc.	225,000		*	—	225,000		—	—	—	—
Holders of PIPE shares:
Andreas Bechtolsheim	5,000,000		8.7%	—	500,000		—	4,500,000	7.8%	—
First Data Corporation	1,500,000		2.6%	—	1,500,000		—	—	—	—
Michael Duffy	652,679		*	—	267,037		—	—	—	—
Nineteen77 Global Multi-Strategy Alpha Master Limited	500,000		*	500,000	—		500,000	—	—	—
Paul Maritz	400,000		*	—	400,000		—	—	—	—
Holders of founder shares, shares underlying private placement warrants, and private placement warrants:
William D. Green	3,117,490	(2)	5.2%	2,731,111	3,050,090	(3)	2,731,111	—	—	—
SMC 2014 Trust	1,172,362		2%	—	1,172,362

	Shares of Common Stock Beneficially Owned (1)			Warrants Beneficially	Shares of Common Stock Registered		Warrants Registered	Shares of Common Stock Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby (1)		Warrants Owned After Sale of All Warrants Offered
	Shares		Percentage	Owned	Hereby		Hereby	Shares	Percentage	Hereby
Terrapin Station LLC	3,517,084		6.1%	—	3,517,084
Joseph M. Tucci	3,050,090	(4)	5.1%	2,731,111	3,050,090	(4)	2,731,111	—	—	—
Joseph M. Tucci Children’s Trust	1,172,361		2.0%	—	1,172,361		—	—	—	—
Joseph M. Tucci Grandchildren’s Trust	1,172,361		2.0%	—	1,172,361		—	—	—	—
Harry L. You	6,567,175	(5)	10.9%	2,731,112	6,567,175	(5)	2,731,112	—	—	—
Stephen J. Rohleder	1,244,994	(6)	2.2%	—	1,244,994	(6)	—	—	—	—
Charles Wert	122,557	(7)	*	—	59,701	(8)	—	—	—	—
Randolph Cowen	68,559	(9)	*	—	30,000	(10)	—	—	—	—

*	Represents beneficial ownership of less than 1%.

(1)	The percentage of beneficial ownership is calculated based on 57,571,046 shares of common stock outstanding as of November 22, 2021. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.
(2)	Includes 318,379 founder shares and 2,731,111 shares of common stock underlying private placement warrants acquired from the Sponsor on October 8, 2019 in the pro rata distribution of all the common stock and private placement warrants it held to its members pursuant to its limited liability agreement in connection with the liquidation of its assets (the “Sponsor Liquidation”) and 67,400 shares purchased on the open market.
(3)	Includes 318,379 founder shares and 2,731,111 underlying private placement warrants.
(4)	Includes 318,379 founder shares and 2,731,111 underlying private placement warrants acquired in the Sponsor Liquidation.
(5)	Includes 318,979 founder shares and 2,731,112 underlying private placement warrants acquired in the Sponsor Liquidation; 3,424,211 shares purchased by Mr. You from the Harry You 2012 Irrevocable Trust; and 92,873 shares of common stock owned by Friends of GTY, LLC, of which Mr. You is the Managing Member. Mr. You disclaims beneficial ownership of shares owned by Friends of GTY, LLC.
(6)	Includes (i) 103,986 BC shares, (ii) 30,000 founder shares acquired by Mr. Rohleder in the Sponsor Liquidation and (iii) 1,111,008 shares acquired in the Sponsor Liquidation and held directly by EDKM Properties, LTD., of which Mr. Rohleder is the Manager of the General Partner. Mr. Rohleder may be deemed to have beneficial ownership of the shares held directly by EDKM Properties, LTD. Mr. Rohleder disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.
(7)	Includes 15,000 shares purchased on the open market, 38,559 shares resulting from the vesting of restricted stock units, 29,701 BC shares and 30,000 founder shares.
(8)	Includes 29,701 BC shares and 30,000 founder shares.
(9)	Includes 38,559 shares resulting from the vesting of restricted stock units and 30,000 founder shares.
(10)	Includes 30,000 founder shares.

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling warrants, shares of our common stock or interests in shares of our common stock received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their warrants, shares of our common stock or interests in shares of our common stock on any stock exchange, market or trading facility on which the warrants or shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of warrants, shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC, to the extent the Company’s Policy Regarding Insider Trading and Dissemination of Inside Information (the “Insider Trading Policy”) and Section 16(c) of the Exchange Act permit such sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

To the extent the Insider Trading Policy permits, the selling securityholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrants or shares of our common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the warrants or shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our warrants, shares of our common stock or interests therein, the selling securityholders, to the extent the Insider Trading Policy permits, may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants or shares of our common stock in the course of hedging the positions they assume. The selling securityholders may also sell warrants or shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the warrants or common stock to broker-dealers that in turn may sell these securities, to the extent the Insider Trading Policy permits. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of warrants or shares offered by this prospectus, which warrants or shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the warrants or common stock offered by them will be the purchase price of the warrants or common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of warrants or common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the warrants or shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the warrants or common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the warrants or common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of warrants or shares in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the warrants or shares offered by this prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and is not complete. We urge you to read in their entirety our restated articles of organization (our “charter”) and our bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference herein.

Authorized and Outstanding Stock

Under our charter, our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.0001 per share and 25,000,000 shares of preferred stock, par value $0.0001 per share. As of November 22, 2021, there were 57,571,046 shares of common stock outstanding and no shares of preferred stock outstanding. As of November 22, 2021, there were 27,093,334 warrants to purchase shares of our common stock outstanding. As of November 22, 2021, there were 5,600,641 shares of certain of our subsidiaries that are exchangeable on a one-to-one basis for shares of the Company’s common stock. The outstanding shares of our common stock are duly and validly issued, fully paid and nonassessable, and any shares of our common stock issued upon exercise of our warrants will be duly and validly issued, fully paid and nonassessable. Our common stock is listed on Nasdaq under the symbol “GTYH.”

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any amendment or restatement of our charter establishing any series of preferred stock, the holders of our common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Each share of common stock is entitled to one vote on matters to be voted on by stockholders.

Dividends

Holders of our common stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of our common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after we have satisfied or made provision for the satisfaction of our debts and obligations and shall have paid or made provision for satisfaction of the rights of the holders of the preferred stock, if any.

Preemptive or Other Rights

There are no preemptive or other subscription rights and no sinking fund or redemption provisions applicable to holders of our common stock.

Election of Directors

Our charter does not provide for cumulative voting with respect to the election of directors. We have a classified board of directors that is divided into three classes with staggered three-year terms. Only one class of directors will be subject to election at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. Our bylaws contemplate, among other things, that (i) at a meeting of shareholders in which the number of nominees for election to our board of directors is equal to or less than the number of directors to be elected, a nominee for director shall be elected to the board of directors only if the majority of votes cast at such meeting (with “abstentions” and “broker non-votes” not counted as votes cast) are cast “for” such nominee’s election and (ii) at a meeting of shareholders in which the number of nominees for election to our board of directors exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast at such meeting.

Preferred Stock

Our charter authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the number of shares to be included in such series;

•	the designation of such series;

•	the powers of such series; and

•	the preferences and rights of such series and any qualifications, limitations or restrictions thereof.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could also adversely affect the voting power and dividend and liquidation rights of the holders of common stock. The issuance of preferred stock could also, under certain circumstances, have the effect of delaying, deferring or preventing a change of control of GTY or the removal of existing management or otherwise adversely affect the market price of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights of that series of preferred stock.

Warrants

Each whole warrant, whether a public warrant or private placement warrant, is exercisable to purchase one share of common stock at $11.50 per share.

Public Warrants

As of November 22, 2021, we had 18,400,000 public warrants outstanding. Each public warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time commencing on March 21, 2019. A warrant holder may exercise its warrants only for a whole number of shares. The warrants will expire on February 19, 2024, which is five years after the closing date of the business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. The public warrants were determined to be equity classified in accordance with ASC 815, Derivatives and Hedging.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to its satisfying its obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a share of common stock upon exercise of a warrant unless the share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We are obligated to maintain the effectiveness of a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. A registration statement covering the shares of common stock issuable upon exercise of the warrants was declared effective by the SEC on May 28, 2019. During any period when we may fail to maintain an effective registration statement, warrant holders may, until such time as there is again an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Private Placement Warrants

At the time of our initial public offering, our sponsor purchased 8,693,334 warrants in a private placement at a price of $1.50 per warrant. The private placement warrants are identical to the public warrants, except that the private placement warrants and the shares issuable upon exercise of the private placement warrants were not transferable, assignable or salable until 30 days after the completion of the business combination, subject to certain limited exceptions. Additionally, the private placement warrants are non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the private placement warrants are held by someone other than the initial shareholders or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by such holders on the same basis as the public warrants. Because the Company’s private placement warrants do not otherwise contain a provision whereby the Company can redeem them, the private placement warrants were recorded at fair value as a liability in the Company’s consolidated balance sheet following the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies that the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC issued on April 12, 2021.

Redemption

We may call the public warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the last reported closing price of our shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If we call the public warrants for redemption, management will have the option to require all holders that wish to exercise the public warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of shares at a price below its exercise price. Additionally, in no event will we be required to net cash settle the warrants shares.

Transfer Agent, Registrar and Warrant Agent

The transfer agent and registrar for our common stock and warrant agent for our warrants is Broadridge Corporate Issuer Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.

Certain Anti-Takeover Provisions of Massachusetts Law and our Charter

We are, as a corporation incorporated under the laws of the Commonwealth of Massachusetts, subject to the provisions of the Massachusetts General Laws.

Chapter 110F of the Massachusetts General Laws generally provides that, if a person acquires 5% or more of the stock of a Massachusetts corporation without the approval of the board of directors of that corporation, such person may not engage in certain transactions with the corporation for a period of three years following the time that person becomes a 5% shareholder, with certain exceptions. A Massachusetts corporation may elect in its articles of organization or bylaws not to be governed by Chapter 110F.

Under the Massachusetts control share acquisitions statute (Chapter 110D of the Massachusetts General Laws), a person who acquires beneficial ownership of shares of stock of a corporation in a threshold amount equal to one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting stock of the corporation, referred to as a control share acquisition, must obtain the approval of a majority of shares entitled to vote generally in the election of directors (excluding (i) any shares owned by any person acquiring or proposing to acquire beneficial ownership of shares in a control share acquisition, (ii) any shares owned by any officer of the corporation and (iii) any shares owned by any employee of the corporation who is also a director of the corporation) for the purpose of acquiring voting rights for the shares that such person acquires in crossing the foregoing thresholds.

The Massachusetts control share acquisitions statute permits the corporation, to the extent authorized by its articles of organization or bylaws, to redeem all shares acquired by an acquiring person in a control share acquisition for fair value (which is to be determined in accordance with procedures adopted by the corporation) if  (i) no control share acquisition statement is delivered by the acquiring person or (ii) a control share acquisition statement has been delivered and voting rights were not authorized for such shares by the shareholders in accordance with the applicable provision of the control share acquisitions statute.

If the voting rights for shares acquired in a control share acquisition are authorized by a majority of shareholders, the acquirer has acquired beneficial ownership of a majority or more of all voting power in the election of directors, then each stockholder of record, other than the acquirer, who has not voted in favor of authorizing voting rights for the control may demand payment for his or her stock and an appraisal in accordance with M.G.L. chapter 156D.

The Massachusetts control share acquisition statute permits a Massachusetts corporation to elect not to be governed by the statute’s provisions by including a provision in the corporation’s articles of organization or bylaws pursuant to which the corporation opts out of the statute.

Massachusetts law provides that the board of directors of a public corporation be staggered into three groups having terms of three years. This could make it difficult to replace a majority of the board in any one year. A corporation may elect not to be governed by this provision by a vote of the board of directors, or by two-thirds of each class of stock outstanding at a meeting duly called for the purpose of voting on an exemption.

Chapter 110C of the Massachusetts General Laws (i) subjects an offeror to certain disclosure and filing requirements before such offeror can proceed with a takeover bid, defined to include any acquisition of or offer to acquire stock by which, after acquisition, the offeror would own more than 10% of the issued and outstanding equity securities of a target company and (ii) provides that, if a person (together with its associates and affiliates) beneficially owns more than 5% of the stock of a Massachusetts corporation, such person may not make a takeover bid if during the preceding year such person acquired any of the subject stock with the undisclosed intent of gaining control of the corporation. The statute contains certain exceptions to these prohibitions, including if the board of directors approves the takeover bid, recommends it to the corporation’s shareholders and the terms of the takeover are furnished to shareholders. The validity of Chapter 110C has been called into questioned by a 1982 U.S. Supreme Court decision that invalidated a similar law in the state of Illinois.

LEGAL MATTERS

TCF Law Group, PLLC, of Boston, Massachusetts, hasl passed on the validity of the securities offered in this prospectus with respect to matters of Massachusetts law. Winston & Strawn LLP has passed on the validity of the warrants offered in this prospectus.

EXPERTS

The consolidated balance sheets of GTY Technology Holdings Inc. as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2020 and 2019, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report which is incorporated by reference. Such consolidated financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of a registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

Our website address is www.gtytechnology.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•	our Annual Reports on Form 10-K/A and Form 10-K for the years ended December 31, 2019 and 2020 filed on May 22, 2020 and February 19, 2021, respectively;

•	the information in our Definitive Proxy Statements on Schedule 14A filed with the SEC on April 29, 2020 and April 28, 2021 that is incorporated by reference into our Annual Reports on Form 10-K for the years ended December 31, 2019 and December 31, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, September 30, 2020, March 31, 2021, June 30, 2021 and September 30, 2021;

•	our Current Reports on Form 8-K filed with the SEC on April 3, 2020, June 26, 2020, November 16, 2020, November 18, 2020, November 25, 2020, December 14, 2020, December 16, 2020, April 15, 2021, May 4, 2021, June 23, 2021, July 7, 2021, July 27, 2021, September 22, 2021 and November 4, 2021;

•	the description of shares of our common stock and warrants contained in our Current Report on Form 8-K12B/A filed with the SEC on March 18, 2019, including any amendment or report filed for the purpose of updating such descriptions; and

•	all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the underlying securities.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC by us, such information or exhibit is specifically not incorporated by reference in this prospectus.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: TJ Parass, Chief Executive Officer, GTY Technology Holdings Inc., 800 Boylston Street, 16th Floor, Boston, MA 02199, telephone number (877) 465-3200.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, in connection with the issuance and resale of shares of our common stock being registered, all of which have been or will be paid by us. All amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee.

Amount Paid or to be Paid
SEC registration fee	$95,000
FINRA fee	—
Legal fees and expenses	170,000
Accounting fees and expenses	20,000
Transfer agent and registrar fees and expenses	2,000
Miscellaneous fees and expenses	3,000
Total	$290,000

Item 15. Indemnification of Directors and Officers.

The Company is a Massachusetts corporation. Massachusetts General Laws Chapter 156D, Sections 8.51 – 8.59, inclusive, provide that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and individuals serving with respect to any employee benefit plan, and must, in certain cases, indemnify a director or officer for his or her reasonable costs if he or she is wholly successful in his defense in a proceeding to which he or she was a party because he or she was a director or officer of the corporation. In certain circumstances, a court may order a corporation to indemnify its officers or directors or advance their expenses. Chapter 156D, Section 8.58 allows a corporation to limit or expand its obligation to indemnify its directors, officers, employees and agents in the corporation’s articles of organization, a bylaw adopted by the shareholders, or a contract adopted by its board of directors or shareholders.

Both Chapter 156D, Section 8.57 and the Company’s articles of organization provide that the corporation may purchase and maintain insurance against liability incurred by an officer or director in his capacity as officer or director or while serving at the Company’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, or arising out of his or her status as such. The Company currently maintains directors’ and officers’ liability insurance, which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such person in their respective capacities as officers and directors of the Company.

Under Chapter 156D, Section 8.51(d), the Company may not indemnify a director unless ordered to do so by a court if his or her conduct (i) did not satisfy the requirements that he or she (A) has conducted himself or herself in good faith, (B) reasonably believed that his or her conduct was in the best interest of the Company or that his or her conduct was at least not opposed to the best interests of the Company, (C) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, or (ii)(A) constituted a breach of the director’s duty of loyalty to the corporation or its shareholders, (B) involved acts or omissions not in good faith or intentional misconduct or a knowing violation of law, (C) resulted in improper distributions under section 6.40 of Chapter 156D of the Massachusetts General Laws, (D) resulted in the director deriving an improper benefit, or (E) with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan, was at least not opposed to the best interests of the Company.

The determination of whether the relevant standards of conduct have been met shall be made: (a) if there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors or by a majority of the members of a committee of two or more disinterested directors appointed by vote; (b) by special legal counsel selected by a majority vote of all the disinterested directors or by a majority of the members of a committee of two or more disinterested directors appointed by vote; (c) if there are fewer than two disinterested directors, selected by the board of directors, in which selection directors who do not qualify as disinterested directors may participate; or (d) by the shareholders (but shares owned by or voted under the control of a disinterested director may not be voted on the determination).

The Company is not obligated under its articles of organization to indemnify or advance expenses to a director or officer of a predecessor of the Company, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided.

The Company’s articles of organization provide that no amendment or repeal of the indemnification provision of its bylaws or of the relevant provisions of Chapter 156D shall affect or diminish the rights of any indemnified person to indemnification with respect to any action or proceeding arising out of or relating to any actions occurring prior to the final adoption of the amendment or repeal. The Company’s articles of organization provide that no amendment or repeal of the provision limiting the liability of directors shall adversely affect the rights and protections afforded to directors of the Company for acts or omissions occurring prior to the amendment or repeal. The articles also provide that if the Massachusetts Business Corporation Act is subsequently amended to increase the scope of permitted indemnification, indemnification under the articles shall be provided to the full extent permitted or required by the amendment.

The Company has entered into agreements to indemnify its directors, executive officers and other employees as determined by its board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The Company believes that these indemnification agreements, in addition to directors’ and officers’ liability insurance, are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in the Company’s articles of organization may discourage stockholders from bringing a lawsuit against its directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against the Company’s directors and officers, even though an action, if successful, might benefit the Company and its stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Company pays the costs of settlement and damage.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated September 12, 2018, by and among GTY Technology Holdings Inc., a Cayman Islands exempted company (“GTY Cayman”), GTY Technology Holdings Inc., a Massachusetts company, and GTY Technology MergerSub, Inc., a Delaware corporation (incorporated by reference to Exhibit 2.1 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on September 12, 2018).
2.2	Arrangement Agreement, dated September 12, 2018, by and among Bonfire Interactive Ltd., GTY Cayman, 1176370 B.C. Unlimited Liability Company, 1176363 B.C. Ltd. and the Bonfire Holders’ Representative named therein (incorporated by reference to Exhibit 2.2 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on September 12, 2018), as amended by Amendment No. 1 thereto, dated as of October 31, 2018 (incorporated by reference to Exhibit 2.1 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on November 5, 2018) and Amendment No. 2 thereto, dated December 28, 2018 (incorporated by reference to Exhibit 2.1 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 4, 2019).

Exhibit No.	Description
2.3	Agreement and Plan of Merger, dated September 12, 2018, by and among CityBase, Inc., GTY Cayman, GTY Technology Holdings Inc. (Massachusetts), GTY CB Merger Sub, Inc. and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.3 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on September 12, 2018), as amended by Amendment No. 1 thereto, dated October 31, 2018 (incorporated by reference to GTY Cayman’s Current Report on Form 8-K filed with the SEC on November 5, 2018), Amendment No. 2 thereto, dated December 28, 2018 (incorporated by reference to Exhibit 2.2 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 4, 2019) and Amendment No. 3 thereto, dated February 12, 2019 (incorporated by reference to Exhibit 2.1 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on February 14, 2019).
2.4	Amended and Restated Agreement and Plan of Merger, dated December 28, 2018, by and among eCivis Inc., GTY Cayman, GTY EC Merger Sub, Inc. and the eCivis Holders’ Representative named therein (incorporated by reference to Exhibit 2.3 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 4, 2019), as amended by Amendment No. 1 thereto, dated January 8, 2018 (incorporated by reference to Exhibit 2.1 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 14, 2019).
2.5	Amended and Restated Agreement and Plan of Merger, dated December 28, 2018, by and among Open Counter Enterprises Inc., GTY Cayman, OC Merger Sub, Inc. and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.4 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 4, 2019).
2.6	Share Purchase Agreement, dated September 12, 2018, by and among Questica Inc., Questica USCDN Inc., GTY Cayman, Fernbrook Homes (Hi-Tech) Limited, 1176368 B.C. Ltd. and each of the Questica Holders named therein (incorporated by reference to Exhibit 2.6 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on September 12, 2018) as amended by Amendment No. 1 thereto, dated October 31, 2018 (incorporated by reference to the Exhibit 2.5 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on November 5, 2018), Amendment No. 2 thereto, dated December 28, 2018 (incorporated by reference to Exhibit 2.5 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 4, 2019) and Amendment No. 3 thereto, dated July 29, 2019 (incorporated by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2019).
2.7	Unit Purchase Agreement, dated September 12, 2018, by and among Sherpa Government Solutions LLC, GTY Cayman, the Sherpa Holders named therein and the Sherpa Holders’ Representative named therein (incorporated by reference to Exhibit 2.7 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on September 12, 2018) as amended by Amendment No. 1 thereto, dated October 31, 2018 (incorporated by reference to the Exhibit 2.6 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on November 5, 2018) and Amendment No. 2 thereto, dated December 28, 2018 (incorporated by reference to Exhibit 2.6 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 4, 2019).
2.8	Form of eCivis Shareholder Agreements (incorporated by reference to Exhibit 2.2 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on February 14, 2019).
2.9	Form of Open Counter Shareholder Agreements (incorporated by reference to Exhibit 2.3 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on February 14, 2019).
2.10	Questica Shareholder Agreement, dated February 12, 2019, by and among GTY Cayman, GTY Technology Holdings Inc. (f/k/a GTY Govtech, Inc.), Shockt Inc. and 1176368 B.C. Ltd. (incorporated by reference to Exhibit 2.4 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on February 14, 2019).

Exhibit No.	Description
2.11	Sherpa Shareholder Agreement, dated February 12, 2019, by and among GTY Cayman, GTY Technology Holdings Inc. (f/k/a GTY Govtech, Inc.) and David Farrell (incorporated by reference to Exhibit 2.5 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on February 14, 2019).
2.12	Amendment No. 1, dated February 19, 2019, to the Amended and Restated Agreement and Plan of Merger, dated December 28, 2018, by and among Open Counter Enterprises Inc., GTY Cayman, OC Merger Sub, Inc. and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.12 to the Company’s Current Report on Form 8-K filed with the SEC on February 25, 2019).
2.13	Amendment No. 3, dated February 12, 2019, to the Agreement and Plan of Merger, dated September 12, 2018, by and among CityBase, Inc., GTY Cayman, GTY Technology Holdings Inc. (Massachusetts), GTY CB Merger Sub, Inc. and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.1 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on February 14, 2019).
3.1	Articles of Organization of GTY Technology Holdings Inc. (f/k/a GTY Govtech, Inc.) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 25, 2019).
3.2	Restated Articles of Organization of GTY Technology Holdings Inc. (f/k/a GTY Govtech, Inc.) (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 25, 2019).
3.3	Bylaws of GTY Technology Holdings Inc. (f/k/a GTY Govtech, Inc.) (incorporated by reference to Annex J to the Company’s Registration Statement on Form S-4 (File No. 333-229189), filed with the SEC on January 11, 2019).
3.4	Amended and Restated Bylaws of GTY Technology Holdings Inc.(f/k/a GTY Govtech, Inc.) dated July 26, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2021).
4.1	Specimen Stock Certificate of GTY Technology Holdings Inc. (f/k/a GTY Govtech, Inc.) (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-4 (File No. 333-229189), filed with the SEC on January 11, 2019).
4.2	Specimen Warrant Certificate (incorporated by reference to the Exhibit 4.3 to GTY Cayman’s Registration Statement on Form S-1 (File No. 333-213809), filed with the SEC on September 26, 2016).
4.3	Warrant Agreement between GTY Cayman and Continental Stock Transfer & Trust Company, dated as of October 26, 2016 (incorporated by reference to Exhibit 4.4 to GTY Cayman’s Current Report on Form 8-K, filed with the SEC on November 1, 2016).
4.4	Assignment and Assumption Agreement, dated February 19, 2019, by and between GTY Cayman, GTY Technology Holdings Inc. (f/k/a GTY Govtech, Inc.) and Continental Stock Transfer and Trust Company (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the SEC on February 25, 2019).
4.5	Assignment and Acknowledgement, dated as of September 20, 2021, by and among Continental Stock Transfer & Trust Company, Broadridge Corporate Issuer Solutions, Inc. and GTY Technology Holdings Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 22, 2021).
4.6	Amendment to Warrant Agreement, dated as of September 20, 2021, by and between GTY Technology Holdings Inc. and Broadridge Corporate Issuer Solutions, Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 22, 2021).

Exhibit No.	Description
5.1**	Opinion of Winston & Strawn LLP.
5.2**	Opinion of TCF Law Group, PLLC, Massachusetts counsel to the registrant.
23.1*	Consent of WithumSmith + Brown, PC.
23.2**	Consent of Winston & Strawn LLP (included in Exhibit 5.1).
23.3**	Consent of TCF Law Group, PLLC (included in Exhibit 5.2).
24.1*	Power of Attorney (included on the signature page hereto).
*	Filed herewith.
**	Previously filed.

Item 17. Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

Paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)       That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, Commonwealth of Massachusetts, on November 22, 2021.

GTY TECHNOLOGY HOLDINGS INC.

By:	/s/ TJ Parass
Name: TJ Parass
Title: Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below hereby constitutes and appoints TJ Parass and John Curran, and each or any one of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do or perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ TJ Parass	Chief Executive Officer, President and Director	November 19, 2021
TJ Parass	(Principal Executive Officer)

/s/ John J. Curran	Chief Financial Officer	November 22, 2021
John J. Curran	(Principal Financial Officer)

/s/ Justin Kerr	Chief Accounting Officer and Controller	November 19, 2021
Justin Kerr	(Principal Accounting Officer)

/s/ Randolph Cowen	Director	November 19, 2021
Randolph Cowen

/s/ William D. Green	Chairman of the Board	November 19, 2021
William D. Green

/s/ Joseph M. Tucci	Director	November 19, 2021
Joseph M. Tucci

/s/ Charles Wert	Director	November 22, 2021
Charles Wert

/s/ Harry L. You	Vice Chairman of the Board	November 22, 2021
Harry L. You